CONTACT:	Dan Gibson
(914) 640-8175

FOR IMMEDIATE RELEASE

JULY 22, 2004

STARWOOD REPORTS SECOND QUARTER 2004 RESULTS

WHITE PLAINS, NY, July 22, 2004 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):

Second Quarter 2004 Highlights:

•	REVPAR at Same-Store Owned Hotels worldwide and in North America increased 17.1% and 16.0%, respectively, when compared to the second quarter of 2003. ADR increased 7.5% and 6.9% worldwide and in North America, respectively.

•	Globally, for Same-Store Owned Hotels, Sheraton REVPAR grew (+21.9%), followed by St. Regis/Luxury Collection (+16.0%), W Hotels (+15.6%), and Westin (+11.0%), with each of these brands experiencing both ADR and occupancy gains.

•	Year over year REVPAR growth at North America Same-Store Owned Hotels was +19.0% in April, +16.5% in May and +12.8% in June of 2004.

•	Management and franchise fees increased approximately 31.6% when compared to 2003.

•	EPS from continuing operations for the second quarter of 2004 was $0.56 compared to $0.42 in the second quarter of 2003. Excluding special items, EPS from continuing operations was $0.50 for the second quarter of 2004 compared to $0.28 in the second quarter of 2003.

•	Total Company Adjusted EBITDA increased 25.5% to $310 million when compared to $247 million in 2003 and, excluding 20 hotels sold in 2003, total Company Adjusted EBITDA increased 34.2%.

•	Margins at Starwood branded Same-Store Owned Hotels in North America improved 240 basis points when compared to the second quarter of 2003.

•	Total Company market share increased during the quarter. At proprietary branded owned hotels in North America, according to Smith Travel Research, market share increased 150 basis points when compared to 2003.

•	Starwood Vacation Ownership revenues, which exclude gains on sales of notes receivable, increased 32.1% as contract sales, excluding the fractional sales at the St. Regis Aspen, were up 49.5% when compared to 2003.

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2004 of $0.56 compared to $0.42 in the second quarter of 2003. Excluding special items, EPS from continuing operations was $0.50 for the second quarter of 2004 compared to $0.28 in the second quarter of 2003. Income from continuing operations was $120 million in the second quarter of 2004 compared to $87 million in 2003. Excluding special items, income from continuing operations was $107 million for the second quarter of 2004 compared to $57 million in 2003. Net income (including discontinued operations) was $154 million and EPS was $0.72 in the second quarter of 2004 compared to $290 million and EPS of $1.41 in the second quarter of 2003, which included a $193 million gain on the sale of the Hotel Principe di Savoia in Milan, Italy in June 2003. Selling, general, administrative and other in the second quarter of 2004 includes cost of sales from our new Bliss spa and beauty products business (the revenue from this business is included in management fees, franchise fees and other income) and an accrual, not payment, for Mr. Sternlicht’s contractual separation payment. The normalized tax rate for the second quarter of 2004 and 2003 was 14.5% and 0%, respectively, excluding a $12 million net benefit in 2004 related to the reversal of a reserve as a result of a change in a Federal tax rule and a $24 million net benefit in 2003 resulting from the favorable settlement of certain tax matters.

Barry S. Sternlicht, Chairman and CEO, said “We are very pleased with our results this quarter and are increasingly excited by the significant momentum our company is building as the economic recovery strengthens and spreads globally. For the third quarter in a row we are delighted to be able to raise EPS and EBITDA guidance despite the industry leading revenue estimates we have provided each quarter going back nearly a year. Our new guidance suggests our EBITDA will increase nearly $200 million on a year-over-year basis, clearly the strongest EBITDA growth not only among lodging companies but among most any real estate company.”

“While we expect REVPAR growth to slow as we pass the anniversary of the war, we remain confident in producing superior results well into 2006. We do so on the strength of many engines of growth. First, our brands continue to gain meaningful market share. Second, supply growth in our core markets remains very modest. Third, our development pipeline is the best in the company’s history and is global. Our recent selection as the operator of the new 1,200 room Sheraton Phoenix convention center hotel, the new Ws in the Maldives, Scottsdale, Hoboken, and Europe’s first W in Barcelona, along with the announcement of our 25th hotel in China, are the latest in the growing stream of important new external growth victories. Fourth, despite our success, we have maintained our focus on our cost structure and have made major progress in workers compensation and will launch a critical set of productivity initiatives that we are confident will lead to further expansion in margins beginning in the third quarter. Fifth, we have absorbed many unusual charges to our earnings this year that are not expected to be repeated in 2005. Sixth, we are secure in the growth and rapid expansion of our vacation ownership group. Seventh, we are looking forward to the further recovery of the lagging European and Latin American markets where we own significant assets. Eighth, our accelerated expansion of our retail and spa businesses, led by Bliss, will add to our growth profile as they roll out around the world. Ninth, we are announcing today that we intend to sell an additional $500 million of assets over the next twelve months as we move aggressively in this climate to rationalize our portfolio. This is the next stage in our efforts to unlock the very significant real estate values in our asset base. Tenth, our strong balance sheet gives us enormous flexibility. With net debt of approximately $4.0 billion and expected proceeds from the sale of the St. Regis San Francisco condominiums in 2005 and the restructuring/resolution of the Le Meridien investment, all else being equal, our debt balance will fall significantly further. This flexibility affords us the opportunity to pursue high return investments and/or to continue the share repurchases we began to pursue more aggressively last quarter. Eleventh, we are making significant progress redeveloping our unique asset base. Finally, the commitment and passion of our management team and each and every associate will continue to drive the innovative Starwood culture.”

Concluding, Mr. Sternlicht said, “With all this momentum, I am growing ever more confident that the EBITDA and earnings growth we’re experiencing in 2004 can be repeated in 2005.”

Operating Results:

Second Quarter Ended June 30, 2004

Cash flow from operations was $119 million compared to $81 million in 2003. Total Company Adjusted EBITDA was $310 million compared to $247 million in 2003. Excluding assets sold in 2003, total Company Adjusted EBITDA increased 34.2% when compared to 2003.

Owned, Leased and Consolidated Joint Venture Hotels

REVPAR for Same-Store Owned Hotels worldwide and in North America increased 17.1% and 16.0%, respectively, when compared to 2003. Revenue from transient travel was up 17.0% in North America when compared to 2003. REVPAR at Same-Store Owned Hotels in North America increased 22.9% at Sheraton, 15.6% at W, 11.1% at St. Regis/Luxury Collection, and 8.7% at Westin. REVPAR growth was particularly strong at the Company’s owned hotels in New York, Boston, Los Angeles, Toronto, Atlanta, New Orleans, San Francisco, Washington D.C., Maui and Philadelphia. REVPAR was weaker at owned hotels in Phoenix, Seattle and Chicago. Internationally, Same-Store Owned Hotel REVPAR increased 20.0%, with Europe up 18.6%, Asia Pacific up 49.0%, and Latin America up 12.6%. Excluding the favorable effects of foreign exchange, REVPAR increased 12.0% internationally.

Total revenues at Same-Store Owned Hotels worldwide increased 13.9% to $857.7 million when compared to $753.1 million in 2003 while costs and expenses at these hotels increased 11.3% to $628.6 million in 2004 compared to $564.9 million in 2003. Total revenues at Same-Store Hotels in North America increased 12.3% to $617.3 million in 2004 when compared to $549.6 million in 2003 while costs and expenses at these hotels increased 9.4% to $454.7 million when compared to $415.5 million in 2003, resulting in significantly increased margins despite rising food and beverage costs, workers compensation costs and other healthcare related costs.

System-wide REVPAR; Management/Franchise Fees

System-wide (owned, managed and franchised) branded REVPAR for Same-Store Hotels in North America increased 13.6%: W Hotels +16.1%, Westin +14.6%, Sheraton +14.1%, St. Regis/Luxury Collection +10.1%, and Four Points by Sheraton +6.5%. Total management and franchise fees were $75 million, up $18 million, or 31.6%, from last year. Base management fees increased approximately 14% due to the strong top line growth while incentive fees grew 76%.

Starwood Vacation Ownership

Vacation ownership revenue, which excludes gains on sales of notes receivable, was up $34 million, or 32.1% to $140 million in the second quarter of 2004 when compared to 2003 as contract sales, excluding fractional sales at the St. Regis Aspen, were up 49.5% reflecting strong demand at our resorts in Maui, Scottsdale and Orlando. The average price per timeshare unit sold increased approximately 11.4% to $20,064, and the number of contracts sold increased approximately 34.2% in the second quarter of 2004 when compared to 2003. In May 2004, the Company began selling fractional units at the St. Regis in Aspen, Colorado. The Company is in the process of converting 98 guest rooms at this hotel into 24 fractional units, which will be sold in four week intervals, one residential unit and 20 new hotel rooms. The fractional project is expected to be completed towards the end of 2004. During the second quarter of 2004, the Company completed a sale of $63 million of vacation ownership notes receivable, recognizing a gain on sale of $7 million. During the second quarter of 2003, the Company recognized $4 million in gains on sale of notes receivable. New development planning continues for the Sheraton Kauai, Princeville, Sheraton Cancun, other Mexico properties, and a second Palm Springs phase. At the end of the second quarter of 2004, there were 535 units under construction across the SVO portfolio.

Brand Development/Unit Growth

For the seventh quarter in a row, total Company market share in North America increased for the Company’s owned and managed hotels as well as system-wide hotels. During the second quarter, the Company signed 15 hotel management and franchise contracts (representing approximately 4,100 rooms), including the Westin Boston Convention Center Waterfront (790 rooms), the Westin Beijing (500 rooms), the Sheraton Sapporo (500 rooms), the W Scottsdale Hotel & Residences (225 rooms and approximately 25 condominium units), the W Barcelona (475 rooms), and opened five new hotels and resorts, including the Sheraton Krakow Hotel (Krakow, Poland, 232 rooms), and the Blue Palace Resort & Spa (Crete, Greece, 204 rooms). Including these hotels, the Company expects to open 25 new full service hotels and resorts (approximately 6,000 rooms) around the world in 2004. The Company had approximately 60 full service hotels and approximately 17,000 rooms in its active global development pipeline at June 30, 2004, with roughly one half of that number in international locations. Additionally, plans are underway to develop nine new Bliss spas in W hotels, with the first new Bliss spa coming to the W New York (20,000 square feet) in November 2004.

Results for the Six Months Ended June 30, 2004:

EPS from continuing operations for the six months ended June 30, 2004 was $0.72 compared to a loss of $0.15 in the same period of 2003. Excluding special items, EPS from continuing operations was $0.66 in 2004 compared to $0.20 in 2003. Income from continuing operations was $153 million in 2004 compared to a loss from continuing operations of $30 million in 2003. Excluding special items, income from the continuing operations was $140 million in 2004 compared to $40 million in 2003. Net income (including discontinued operations) was $188 million and EPS was $0.88 in 2004 compared to $174 million and $0.85 in 2003.

Cash flow from operations for the six months ended June 30, 2004 was $182 million compared to $222 million in the same period of 2003. Total Company Adjusted EBITDA for the six months ended 2004 was $532 million compared to $434 million in the same period in 2003.

Capital:

Gross capital spending during the quarter included approximately $50 million in renovations of hotel assets including $5 million for the renovation of the Company’s flagship Sheraton Hotel and Towers in New York and $4 million for construction at the Boston Park Plaza. Capital spending on VOI capital assets (primarily inventory build) was $26 million, including VOI construction at Westin Ka’anapali Ocean Resort Villas in Maui, Hawaii and at Westin Mission Hills Resort in Rancho Mirage, California and construction of fractional units at The St. Regis in Aspen, Colorado. Additionally during the quarter, development capital of $24 million included the ongoing development of the St. Regis Museum Tower in San Francisco (269 rooms and 102 condominium units). To date, the Company has invested $170 million in the St. Regis Museum Tower Project, a mixed-use project, which is expected to open in mid-2005. The Company expects to realize gross proceeds of approximately $200 million from the sale of the project’s condominiums. The Company expects to begin taking reservations for these condominiums this quarter.

Share Repurchase:

For the quarter ended June 30, 2004, the Company repurchased 2,152,800 shares at a total cost of approximately $85.7 million (an average cost of $39.77 per share). At June 30, 2004, approximately $519 million remained available under the Company’s Board authorized share repurchase program. At June 30, 2004, Starwood had approximately 210 million shares outstanding (including partnership units and exchangeable preferred shares).

Balance Sheet:

At June 30, 2004, the Company had total debt of $4.434 billion and cash and cash equivalents (including restricted cash) of $383 million, or net debt of $4.051 billion, compared to net debt of $4.200 billion at the end of the first quarter of 2004. In addition, the Company has an approximate $200 million investment in the senior debt of Le Meridien hotels.

At June 30, 2004, debt was approximately 77% fixed rate and 23% floating rate and its weighted average maturity was 5.5 years with a weighted average interest rate of 5.66%. The Company had cash (including restricted cash) and availability under domestic and international revolving credit facilities of approximately $1.1 billion.

Outlook:

All comments in the following paragraphs and certain comments in this release above are deemed to be forward-looking statements. These statements reflect expectations of the Company’s performance given its current base of assets and its current understanding of external economic and geo-political environments. Actual results may differ materially.

For the third quarter of 2004, if REVPAR at Same-Store Owned Hotels in North America is up 10% — 12% versus the same period a year ago:

•	Adjusted EBITDA would be expected to be approximately $285 million.

•	Net income would be expected to be approximately $78 million.

•	EPS would be expected to be approximately $0.36.

For the full year 2004, if REVPAR at Same-Store Owned Hotels in North America increases approximately 10% — 11% versus the full year 2003:

•	Full year revenues, including other revenues from managed and franchised properties, would be expected to be approximately $5.300 billion.

•	Full year Adjusted EBITDA would be expected to increase approximately 21% to approximately $1.110 billion, when compared to 2003 Adjusted EBITDA of $917 million, after adjusting for the sale of 20 hotels in 2003.

•	Full year income from continuing operations before special items would be expected to be approximately $301 million. Full year EPS from continuing operations before special items would be expected to be approximately $1.40 at a 15% effective tax rate, which assumes an annual dividend of $0.84 per Share (payable in January 2005).

•	Full year capital expenditures (excluding timeshare inventory) would be approximately $450 million, including approximately $100 million for the St. Regis San Francisco multi-use project under construction, $150 million for other growth initiatives and $200 million for maintenance capital. Additionally, net capital expenditures for timeshare inventory would be approximately $50 million focusing on projects in Aspen, Maui, Scottsdale and Orlando.

•	For the full year the Company expects cash interest expense of approximately $285 million and cash taxes of approximately $50 million.

Special Items:

The Company recorded net credits of $13 million (after-tax) for special items in the second quarter of 2004 compared to $30 million of net credits (after-tax) in the same period of 2003.

Special items in the second quarter of 2004 primarily relate to the reversal of a reserve as a result of a change in a Federal tax rule.

The following represents a reconciliation of income from continuing operations before special items to income (loss) from continuing operations after special items (in millions, except per share data):

Three Months Ended			Six Months Ended
June 30,			June 30,
2004	2003		2004	2003
$107	$57	Income from continuing operations before special items	$140	$40

$0.50	$0.28	EPS before special items	$0.66	$0.20

		Special Items:
3	—	Adjustment to costs associated with construction remediation(a)	4	—
(3)	(6)	Loss on asset dispositions and impairments, net(b)	(4)	(176)

—	(6)	Total special items – pre-tax	—	(176)
1	12	Income tax benefit for special items(c)	1	78
12	24	Favorable settlement of tax matters(d)	12	28

13	30	Total special items – after-tax	13	(70)

$120	$87	Income (loss) from continuing operations	$153	$(30)

$0.56	$0.42	EPS including special items	$0.72	$(0.15)

(a)	Represents an adjustment to the Company’s previously recorded share of costs for construction remediation efforts at a property owned by a vacation ownership unconsolidated joint venture.

(b)	Loss of $3 million and $4 million for the three and six months ended June 30, 2004, respectively, reflects impairment charges primarily associated with the renovation of a portion of the W New York for the Bliss spa. Loss for the three and six months ended June 30, 2003 primarily represents the initial and subsequent impairment charges recorded due to the classification of a portfolio of 18 domestic non-core hotels as held for sale, 16 of which were subsequently sold in 2003.

(c)	Represents taxes on special items at the Company’s incremental tax rate.

(d)	Tax benefit of $12 million in the three and six months ended June 30, 2004, respectively, reflects the favorable results of certain changes to the Federal tax rules. Tax benefits of $24 million and $28 million for the three and six months ended June 30, 2003, respectively, relate to various tax matters that were successfully settled during 2003.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. (EDT) today. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at www.starwood.com. A replay of the conference call will also be available from 1:30 p.m. (EDT) today through Thursday, July 29 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 580075).

Definitions:

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” means gross capital expenditures for timeshare and fractional inventory less cash inflows from the sale of inventory and receivables. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s ability to service debt, fund capital expenditures, pay income taxes and pay cash distributions. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e. “Adjusted EBITDA” and “Adjusted EBITDA excluding assets sold in 2003”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as the special items described on page 7 of this release and/or revenues and costs and expenses from hotels sold, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to recent guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA, however the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding hotels sold to date and under significant renovation or for which comparable results are not available. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to contract sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 750 properties in more than 80 countries and 110,000 employees at its owned and managed properties. With internationally renowned brands, Starwood is a fully integrated owner, operator and franchisor of hotels and resorts including: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, W® brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwood.com.

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the timing and robustness of a recovery from the current global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate and the hotel and vacation ownership businesses, operating risks associated with the hotel and vacation ownership businesses, relationships with customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and other circumstances and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Six Months Ended
June 30,				June 30,
2004	2003	% Variance		2004	2003	% Variance
			Revenues
$868	$821	5.7	Owned, leased and consolidated joint venture hotels	$1,637	$1,553	5.4
140	106	32.1	Vacation ownership sales and services	268	198	35.4
104	64	62.5	Management fees, franchise fees and other income	194	116	67.2
251	220	14.1	Other revenues from managed and franchised properties(a)	491	430	14.2

1,363	1,211	12.6		2,590	2,297	12.8
			Costs and Expenses
640	618	(3.6)	Owned, leased and consolidated joint venture hotels	1,247	1,204	(3.6)
105	83	(26.5)	Vacation ownership	202	154	(31.2)
88	64	(37.5)	Selling, general, administrative and other	170	114	(49.1)
101	98	(3.1)	Depreciation	203	209	2.9
5	6	16.7	Amortization	9	10	10.0
251	220	(14.1)	Other expenses from managed and franchised properties(a)	491	430	(14.2)

1,190	1,089	(9.3)		2,322	2,121	(9.5)
173	122	41.8	Operating income	268	176	52.3
8	4	n/m	Gain on sale of VOI notes receivable	8	5	60.0
12	4	n/m	Equity earnings from unconsolidated ventures	16	8	n/m
(65)	(73)	11.0	Interest expense, net of interest income of $1, $1, $1 and $1 (b)	(129)	(150)	14.0
(3)	(6)	50.0	Loss on asset dispositions and impairments, net	(4)	(176)	97.7

125	51	n/m	Income (loss) from continuing operations before taxes and minority equity	159	(137)	n/m
(5)	36	n/m	Income tax benefit (expense)	(7)	106	n/m
—	—	—	Minority equity in net loss	1	1	—

120	87	37.9	Income (loss) from continuing operations	153	(30)	n/m
			Discontinued operations:
—	—	—	Loss from operations, net of taxes of $0, $1, $0 and $1 (c)	—	(1)	n/m
34	203	(83.3)	Gain on disposition (d)	35	205	(82.9)

$154	$290	(46.9)	Net income	$188	$174	8.0

			Earnings (Loss) Per Share — Basic
$0.57	$0.43	32.6	Continuing operations	$0.74	$(0.15)	n/m
0.17	1.00	(83.0)	Discontinued operations	0.17	1.01	(83.2)

$0.74	$1.43	(48.3)	Net income	$0.91	$0.86	5.8

			Earnings (Loss) Per Share — Diluted
$0.56	$0.42	33.3	Continuing operations	$0.72	$(0.15)	n/m
0.16	0.99	(83.8)	Discontinued operations	0.16	1.00	(84.0)

$0.72	$1.41	(48.9)	Net income	$0.88	$0.85	3.5

208	202		Weighted average number of Shares	206	202

215	205		Weighted average number of Shares assuming dilution	213	204

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

(b)	Interest expense is net of $0 million of discontinued operations allocations for the three and six month periods ended June 30, 2004 and $3 and $7 million for the three and six month periods ended June 30, 2003, respectively.

(c)	For 2003, the Hotel Principe di Savoia in Milan, Italy (“Principe”) is reported as a discontinued operation as a result of the sale of this hotel in June 2003 with no continuing involvement.

(d)	2004 and 2003 activity represents the reversal of reserves that are no longer required as the related contingencies have been resolved and the favorable resolution of certain tax matters related to the 1999 divestiture of the company’s gaming business. Also includes a $193 million (pre-tax) gain in the three and six months ended June 30, 2003 recorded in connection with the sale of the Principe in June 2003.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	June 30,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$167	$427
Restricted cash	216	81
Accounts receivable, net of allowance for doubtful accounts of $52 and $53	451	418
Inventories	292	232
Prepaid expenses and other	193	104

Total current assets	1,319	1,262
Investments	441	415
Plant, property and equipment, net	6,956	7,106
Goodwill and intangible assets, net	2,508	2,488
Other assets	635	623

	$11,859	$11,894

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (a)	$260	$233
Accounts payable	141	171
Accrued expenses	695	836
Accrued salaries, wages and benefits	251	228
Accrued taxes and other	167	176

Total current liabilities	1,514	1,644
Long-term debt (a)	4,174	4,393
Deferred income taxes	827	898
Other liabilities	647	574

	7,162	7,509

Minority interest	27	28

Exchangeable units and Class B preferred shares, at redemption value of $38.50	—	31

Commitments and contingencies
Stockholders’ equity:
Class A exchangeable preferred shares of the Trust; $0.01 par value; authorized 30,000,000 shares; outstanding 597,983 and 480,880 shares at June 30, 2004 and December 31, 2003, respectively	—	—
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 208,239,105 and 201,812,126 shares at June 30, 2004 and December 31, 2003, respectively	2	2
Trust Class B shares of beneficial interest; $0.01 par value; authorized 1,000,000,000 shares; outstanding 208,239,105 and 201,812,126 shares at June 30, 2004 and December 31, 2003, respectively	2	2
Additional paid-in capital	5,148	4,952
Deferred compensation	(24)	(9)
Accumulated other comprehensive loss	(359)	(334)
Accumulated deficit	(99)	(287)

Total stockholders’ equity	4,670	4,326

	$11,859	$11,894

(a)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $412 million and $410 million at June 30, 2004 and December 31, 2003, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
2004	2003	% Variance		2004	2003	% Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$154	$290	(46.9)	Net income	$188	$174	8.0
70	81	(13.6)	Interest expense(a)	141	166	(15.1)
(29)	4	n/m	Income tax (benefit) expense(b)	(27)	(65)	(58.5)
109	105	3.8	Depreciation(c)	219	223	(1.8)
6	7	(14.3)	Amortization (d)	12	13	(7.7)

310	487	(36.3)	EBITDA	533	511	4.3
(3)	—	n/m	Adjustment to costs associated with construction remediation	(4)	—	n/m
3	6	(50.0)	Loss on asset dispositions and impairments, net	4	176	(97.7)
—	(246)	n/m	Discontinued operations(e)	(1)	(253)	(99.6)

310	247	25.5	Adjusted EBITDA	532	434	22.6
			Hotels Sold in 2003 (20 hotels) (f)
—	(61)	n/m	Revenues	—	(103)	n/m
—	45	n/m	Costs and expenses	—	83	n/m

$310	$231	34.2	Adjusted EBITDA excluding assets sold in 2003	$532	$414	28.5

(a)	Includes $4, $4, $11 and $8 million of interest expense related to unconsolidated joint ventures for the three months ended June 30, 2004 and 2003 and the six months ended June 30, 2004 and 2003, respectively. Also includes $3 and $7 million of interest expense allocated to discontinued operations for the three and six months ended June 30, 2003, respectively. No interest expense was allocated to discontinued operations in 2004.

(b)	Includes $(34), $40, $(34) and $41 million of tax (benefit) expense recorded in discontinued operations for the three months ended June 30, 2004 and 2003 and for the six months ended June 30, 2004 and 2003, respectively.

(c)	Includes $8, $7, $16 and $13 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended June 30, 2004 and 2003 and the six months ended June 30, 2004 and 2003, respectively. Also includes $1 million of depreciation expense included in discontinued operations for the six months ended June 30, 2003. No depreciation expense was allocated to discontinued operations in the second quarter of 2003 or in 2004.

(d)	Includes $1, $1, $3 and $3 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended June 30, 2004 and 2003 and the six months ended June 30, 2004 and 2003, respectively.

(e)	Excludes the interest expense, taxes, and depreciation balances already added back as noted in (a), (b) and (c) above.

(f)	Represents 20 hotels (excluding the Principe which is reported in discontinued operations) that were sold in 2003. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2003.

Three Months Ended			Six Months Ended
June 30,			June 30,
2004	2003		2004	2003
		Cash Flow Data
$154	$290	Net income	$188	$174
		Exclude:
(34)	(203)	Discontinued operations, net	(35)	(204)

120	87	Income (loss) from continuing operations	153	(30)
(51)	(15)	Increase in restricted cash	(135)	(53)
50	6	Adjustment to income (loss) from continuing operations and changes in working capital	163	295

119	78	Cash from continuing operations	181	212
—	3	Cash from discontinued operations	1	10

$119	$81	Cash from operating activities	$182	$222

$(64)	$595	Cash from (used for) investing activities	$(244)	$529

$(128)	$(518)	Cash used for financing activities	$(201)	$(546)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Future Performance
(In millions)

Twelve Months
Ended
December 31, 2004
Income from continuing operations before special items	$301
Special items (see page 7)	13

Income from continuing operations	$314

EPS from continuing operations before special items	$1.40
Special items (see page 7)	0.06

EPS from continuing operations	$1.46

	Three Months	Twelve Months
	Ended	Ended
	September 30, 2004	December 31, 2004
Net income	$78	$350
Interest expense	72	285
Income tax expense	16	6
Depreciation and amortization	119	470

EBITDA	285	1,111
Loss on asset dispositions, net	—	4
Discontinued operations	—	(1)
Costs associated with construction remediation	—	(4)

Adjusted EBITDA	$285	$1,110

Twelve Months
Ended
December 31, 2003
Net income	$309
Interest expense	312
Income tax benefit	(73)
Depreciation	438
Amortization	26

EBITDA	1,012
Loss on asset dispositions and impairments, net	183
Discontinued operations	(252)
Restructuring and other special credits, net	(9)
Costs associated with construction remediation	4

Adjusted EBITDA	938
Hotels sold in 2003
Revenues	(110)
Costs and expenses	89

Adjusted EBITDA excluding hotels sold in 2003	$917

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
			Same Store Owned Hotels (1)
2004	2003	% Variance	Worldwide	2004	2003	% Variance
			Revenue
$858	$753	13.9	Same Store Owned Hotels	$1,611	$1,431	12.6
—	60	n/m	Hotels Sold or Closed in 2003 (23 hotels)	—	103	n/m
9	5	80.0	Hotels without Comparable Results (2 hotels)	25	16	56.3
1	3	(66.7)	Other reconciling items	1	3	(66.7)

$868	$821	5.7	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,637	$1,553	5.4

			Costs and Expenses
629	565	(11.3)	Same Store Owned Hotels	1,226	1,104	(11.1)
—	46	n/m	Hotels Sold or Closed in 2003 (23 hotels)	—	86	n/m
9	5	(80.0)	Hotels without Comparable Results (2 hotels)	18	11	(63.6)
2	2	—	Other reconciling items	3	3	—

$640	$618	(3.6)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,247	$1,204	(3.6)

Three Months Ended				Six Months Ended
June 30,				June 30,
			Same Store Owned Hotels
2004	2003	% Variance	North America	2004	2003	% Variance
			Revenue
$617	$550	12.2	Same Store Owned Hotels	$1,175	$1,063	10.5
—	50	n/m	Hotels Sold or Closed in 2003 (17 hotels)	—	91	n/m
9	5	80.0	Hotels without Comparable Results (2 hotels)	25	16	56.3

$626	$605	3.5	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,200	$1,170	2.6

			Costs and Expenses
455	415	(9.6)	Same Store Owned Hotels	895	822	(8.9)
—	37	n/m	Hotels Sold or Closed in 2003 (17 hotels)	—	70	n/m
9	5	(80.0)	Hotels without Comparable Results (2 hotels)	18	11	(63.6)

$464	$457	(1.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$913	$903	(1.1)

Three Months Ended				Six Months Ended
June 30,				June 30,
			Same Store Owned Hotels
2004	2003	% Variance	International	2004	2003	% Variance
			Revenue
$241	$203	18.7	Same Store Owned Hotels	$436	$368	18.5
—	10	n/m	Hotels Sold or Closed in 2003 (6 hotels)	—	12	n/m
1	3	(66.7)	Other reconciling items	1	3	(66.7)

$242	$216	12.0	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$437	$383	14.1

			Costs and Expenses
174	150	(16.0)	Same Store Owned Hotels	331	282	(17.4)
—	9	n/m	Hotels Sold or Closed in 2003 (6 hotels)	—	16	n/m
2	2	—	Other reconciling items	3	3	—

$176	$161	(9.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$334	$301	(11.0)

(1)	Same Store Owned Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended June 30, 2004
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	139 Hotels			94 Hotels			45 Hotels
SAME STORE OWNED HOTELS
REVPAR ($)	116.03	99.07	17.1%	114.11	98.33	16.0%	121.38	101.16	20.0%
ADR ($)	164.25	152.73	7.5%	156.03	145.94	6.9%	190.57	175.01	8.9%
OCCUPANCY (%)	70.6%	64.9%	5.7	73.1%	67.4%	5.7	63.7%	57.8%	5.9
		60			36			24

SHERATON
REVPAR ($)	95.80	78.60	21.9%	102.52	83.40	22.9%	82.94	69.41	19.5%
ADR ($)	138.38	126.83	9.1%	139.08	127.45	9.1%	136.75	125.45	9.0%
OCCUPANCY (%)	69.2%	62.0%	7.2	73.7%	65.4%	8.3	60.7%	55.3%	5.4
		36			22			14

WESTIN
REVPAR ($)	126.13	113.61	11.0%	108.79	100.05	8.7%	180.80	156.59	15.5%
ADR ($)	172.21	162.30	6.1%	146.06	139.80	4.5%	260.77	240.82	8.3%
OCCUPANCY (%)	73.2%	70.0%	3.2	74.5%	71.6%	2.9	69.3%	65.0%	4.3
		10			4			6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	258.86	223.17	16.0%	233.32	210.02	11.1%	303.43	246.12	23.3%
ADR ($)	390.77	370.32	5.5%	338.31	323.21	4.7%	493.43	472.95	4.3%
OCCUPANCY (%)	66.2%	60.3%	5.9	69.0%	65.0%	4.0	61.5%	52.0%	9.5
		12			12

W
REVPAR ($)	167.46	144.83	15.6%	167.46	144.83	15.6%
ADR ($)	218.23	200.59	8.8%	218.23	200.59	8.8%
OCCUPANCY (%)	76.7%	72.2%	4.5	76.7%	72.2%	4.5
		21			20			1

OTHER
REVPAR ($)	80.36	66.66	20.6%	78.48	68.55	14.5%	93.54	52.86	77.0%
ADR ($)	119.72	109.62	9.2%	119.58	112.66	6.1%	120.53	87.26	38.1%
OCCUPANCY (%)	67.1%	60.8%	6.3	65.6%	60.8%	4.8	77.6%	60.6%	17.0

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended June 30, 2004
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	29 Hotels			12 Hotels			4 Hotels
SAME STORE OWNED HOTELS
REVPAR ($)	174.26	146.96	18.6%	55.61	49.40	12.6%	99.01	66.45	49.0%
ADR ($)	262.08	241.41	8.6%	97.31	94.34	3.1%	138.70	108.74	27.6%
OCCUPANCY (%)	66.5%	60.9%	5.6	57.1%	52.4%	4.7	71.4%	61.1%	10.3
		12			9			3

SHERATON
REVPAR ($)	115.14	97.65	17.9%	49.01	42.81	14.5%	102.36	74.79	36.9%
ADR ($)	174.51	158.67	10.0%	90.64	88.87	2.0%	151.49	121.74	24.4%
OCCUPANCY (%)	66.0%	61.5%	4.5	54.1%	48.2%	5.9	67.6%	61.4%	6.2
		11			3

WESTIN
REVPAR ($)	217.37	185.48	17.2%	84.13	78.48	7.2%
ADR ($)	315.41	295.06	6.9%	119.44	110.76	7.8%
OCCUPANCY (%)	68.9%	62.9%	6.0	70.4%	70.9%	(0.5)
		6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	303.43	246.12	23.3%
ADR ($)	493.43	472.95	4.3%
OCCUPANCY (%)	61.5%	52.0%	9.5
								1

OTHER
REVPAR ($)							93.54	52.86	77.0%
ADR ($)							120.53	87.26	38.1%
OCCUPANCY (%)							77.6%	60.6%	17.0

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended June 30, 2004
UNAUDITED ($ thousands)

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	139 Hotels			94 Hotels			45 Hotels
SAME STORE OWNED HOTELS
Total REVENUE	857,666	753,138	13.9%	617,303	549,569	12.3%	240,363	203,569	18.1%
Total EXPENSE(3)	628,551	564,953	-11.3%	454,691	415,453	-9.4%	173,860	149,500	-16.3%
		60			36			24

SHERATON
REVENUE	342,572	287,271	19.3%	234,544	194,417	20.6%	108,028	92,854	16.3%
EXPENSE	248,472	217,623	-14.2%	169,080	147,998	-14.2%	79,392	69,625	-14.0%
		36			22			14

WESTIN
REVENUE	265,614	240,993	10.2%	173,829	161,926	7.4%	91,785	79,067	16.1%
EXPENSE	191,443	173,942	-10.1%	126,413	117,941	-7.2%	65,030	56,001	-16.1%
		10			4			6

ST. REGIS/LUXURY COLLECTION
REVENUE	98,186	88,434	11.0%	65,080	61,136	6.5%	33,106	27,298	21.3%
EXPENSE	70,360	66,380	-6.0%	48,160	47,221	-2.0%	22,200	19,159	-15.9%
		12			12

W
REVENUE	93,742	85,014	10.3%	93,742	85,014	10.3%
EXPENSE(3)	71,460	66,423	-7.6%	71,460	66,423	-7.6%
		21			20			1

OTHER
REVENUE	57,552	51,426	11.9%	50,108	47,076	6.4%	7,444	4,350	71.1%
EXPENSE	46,816	40,585	-15.4%	39,578	35,870	-10.3%	7,238	4,715	-53.5%

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

(3)	Includes rent expense of $4,288 in 2004 and 2003 related to the lease of the W Times Square in New York

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended June 30, 2004
UNAUDITED ($ thousands)

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	29 Hotels			12 Hotels			4 Hotels
SAME STORE OWNED HOTELS
Total REVENUE	173,081	147,367	17.4%	42,207	38,184	10.5%	25,075	18,018	39.2%
Total EXPENSE	125,816	107,042	-17.5%	28,380	27,115	-4.7%	19,664	15,343	-28.2%
		12			9			3

SHERATON
REVENUE	61,370	53,379	15.0%	29,027	25,807	12.5%	17,631	13,668	29.0%
EXPENSE	47,533	40,254	-18.1%	19,433	18,743	-3.7%	12,426	10,628	-16.9%
		11			3

WESTIN
REVENUE	78,605	66,690	17.9%	13,180	12,377	6.5%
EXPENSE	56,083	47,629	-17.7%	8,947	8,372	-6.9%
		6

ST. REGIS/LUXURY COLLECTION
REVENUE	33,106	27,298	21.3%
EXPENSE	22,200	19,159	-15.9%
								1

OTHER
REVENUE							7,444	4,350	71.1%
EXPENSE							7,238	4,715	-53.5%

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Six Months Ended June 30, 2004
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	139 Hotels			94 Hotels			45 Hotels
SAME STORE OWNED HOTELS
REVPAR ($)	108.76	95.05	14.4%	107.94	95.76	12.7%	111.09	93.02	19.4%
ADR ($)	160.91	151.63	6.1%	155.06	148.14	4.7%	179.54	162.88	10.2%
OCCUPANCY (%)	67.6%	62.7%	4.9	69.6%	64.6%	5.0	61.9%	57.1%	4.8
		60			36			24

SHERATON
REVPAR ($)	90.14	76.47	17.9%	94.64	81.02	16.8%	81.43	67.64	20.4%
ADR ($)	135.89	127.09	6.9%	136.27	129.12	5.5%	135.04	122.62	10.1%
OCCUPANCY (%)	66.3%	60.2%	6.1	69.4%	62.7%	6.7	60.3%	55.2%	5.1
		36			22			14

WESTIN
REVPAR ($)	120.42	110.57	8.9%	108.82	101.47	7.2%	157.87	140.30	12.5%
ADR ($)	168.58	160.63	4.9%	147.78	143.01	3.3%	245.44	226.52	8.4%
OCCUPANCY (%)	71.4%	68.8%	2.6	73.6%	71.0%	2.6	64.3%	61.9%	2.4
		10			4			6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	238.78	207.18	15.3%	238.17	214.40	11.1%	239.85	194.58	23.3%
ADR ($)	384.29	364.23	5.5%	351.05	340.70	3.0%	459.71	419.98	9.5%
OCCUPANCY (%)	62.1%	56.9%	5.2	67.8%	62.9%	4.9	52.2%	46.3%	5.9
		12			12

W
REVPAR ($)	152.22	133.73	13.8%	152.22	133.73	13.8%
ADR ($)	212.32	200.20	6.1%	212.32	200.20	6.1%
OCCUPANCY (%)	71.7%	66.8%	4.9	71.7%	66.8%	4.9
		21			20			1

OTHER
REVPAR ($)	73.27	62.20	17.8%	69.45	62.44	11.2%	100.04	60.52	65.3%
ADR ($)	117.87	108.10	9.0%	117.16	112.40	4.2%	121.41	84.08	44.4%
OCCUPANCY (%)	62.2%	57.5%	4.7	59.3%	55.5%	3.8	82.4%	72.0%	10.4

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Six Months Ended June 30, 2004
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	29 Hotels			12 Hotels			4 Hotels
SAME STORE OWNED HOTELS
REVPAR ($)	148.40	127.33	16.5%	63.36	54.89	15.4%	103.29	68.86	50.0%
ADR ($)	245.50	222.35	10.4%	105.92	101.84	4.0%	140.72	104.78	34.3%
OCCUPANCY (%)	60.4%	57.3%	3.1	59.8%	53.9%	5.9	73.4%	65.7%	7.7
		12			9			3

SHERATON
REVPAR ($)	105.11	90.37	16.3%	54.62	46.28	18.0%	105.28	74.04	42.2%
ADR ($)	169.61	153.24	10.7%	96.06	92.39	4.0%	155.10	119.71	29.6%
OCCUPANCY (%)	62.0%	59.0%	3.0	56.9%	50.1%	6.8	67.9%	61.8%	6.1
		11			3

WESTIN
REVPAR ($)	180.03	158.07	13.9%	101.12	93.34	8.3%
ADR ($)	294.73	269.94	9.2%	139.27	131.72	5.7%
OCCUPANCY (%)	61.1%	58.6%	2.5	72.6%	70.9%	1.7
		6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	239.85	194.58	23.3%
ADR ($)	459.71	419.98	9.5%
OCCUPANCY (%)	52.2%	46.3%	5.9
								1

OTHER
REVPAR ($)							100.04	60.52	65.3%
ADR ($)							121.41	84.08	44.4%
OCCUPANCY (%)							82.4%	72.0%	10.4

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotel without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Six Months Ended June 30, 2004
UNAUDITED ($ thousands)

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	139 Hotels			94 Hotels			45 Hotels
SAME STORE OWNED HOTELS
Total REVENUE	1,611,073	1,430,844	12.6%	1,175,140	1,063,173	10.5%	435,933	367,671	18.6%
Total EXPENSE(3)	1,225,588	1,103,589	-11.1%	894,287	821,400	-8.9%	331,301	282,189	-17.4%
		60			36			24

SHERATON
REVENUE	639,910	548,701	16.6%	433,021	374,875	15.5%	206,889	173,826	19.0%
EXPENSE	482,882	423,948	-13.9%	328,884	292,267	-12.5%	153,998	131,681	-16.9%
		36			22			14

WESTIN
REVENUE	504,853	463,272	9.0%	346,139	324,324	6.7%	158,714	138,948	14.2%
EXPENSE	372,779	340,447	-9.5%	251,935	235,964	-6.8%	120,844	104,483	-15.7%
		10			4			6

ST. REGIS/LUXURY COLLECTION
REVENUE	186,114	165,802	12.3%	131,726	120,789	9.1%	54,388	45,013	20.8%
EXPENSE	139,403	128,850	-8.2%	97,704	92,971	-5.1%	41,699	35,879	-16.2%
		12			12

W
REVENUE	173,762	156,601	11.0%	173,762	156,601	11.0%
EXPENSE(3)	139,616	128,420	-8.7%	139,616	128,420	-8.7%
		21			20			1

OTHER
REVENUE	106,434	96,468	10.3%	90,492	86,584	4.5%	15,942	9,884	61.3%
EXPENSE	90,908	81,924	-11.0%	76,148	71,778	-6.1%	14,760	10,146	-45.5%

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

(3)	Includes rent expense of $8,575 in 2004 and 2003 related to the lease of the W Times Square in New York

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Six Months Ended June 30, 2004
UNAUDITED ($ thousands)

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	29 Hotels			12 Hotels			4 Hotels
SAME STORE OWNED HOTELS
Total REVENUE	292,304	251,142	16.4%	92,526	81,133	14.0%	51,103	35,396	44.4%
Total EXPENSE	232,722	198,874	-17.0%	59,233	53,380	-11.0%	39,346	29,935	-31.4%
		12			9			3

SHERATON
REVENUE	109,372	94,485	15.8%	62,356	53,829	15.8%	35,161	25,512	37.8%
EXPENSE	88,853	75,056	-18.4%	40,559	36,836	-10.1%	24,586	19,789	-24.2%
		11			3

WESTIN
REVENUE	128,544	111,644	15.1%	30,170	27,304	10.5%
EXPENSE	102,170	87,939	-16.2%	18,674	16,544	-12.9%
		6

ST. REGIS/LUXURY COLLECTION
REVENUE	54,388	45,013	20.8%
EXPENSE	41,699	35,879	-16.2%
								1

OTHER
REVENUE							15,942	9,884	61.3%
EXPENSE							14,760	10,146	-45.5%

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Debt Portfolio Summary
As of June 30, 2004
UNAUDITED

	Interest	Balance		Interest	Avg Maturity
Debt	Terms	(in millions)	% of Portfolio	Rate	(in years)
Floating Rate Debt:
Senior credit facility
Revolving credit facility	Various + 150	$196	4%	2.92%	2.3
Term loan	LIBOR + 150	300	7%	2.87%	1.5

		496	11%	2.89%	1.8
Mortgages and other	Various	229	5%	5.05%	1.4
Interest rate swaps	Various	300	7%	5.84%

Total Floating		1,025	23%	4.24%	1.7
Fixed Rate Debt:
Sheraton Holding public debt(1)		1,064	24%	6.00%	8.5
Senior notes(2)		1,513	34%	6.70%	5.5
Convertible debt — Series B		19	1%	3.25%	2.3 (3)
Convertible debt — 2003		360	8%	3.50%	1.9
Mortgages and other		753	17%	7.24%	6.6
Interest rate swaps		(300)	(7%)	7.88%

Total Fixed		3,409	77%	6.09%	6.2

Total Debt		$4,434	100%	5.66%	5.5

(1) Balance consists of outstanding public debt of $1.047 billion and a $17 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004.

(2) Balance consists of outstanding public debt of $1.495 billion and a $40 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004 and a ($22) million fair value adjustment related to the current fixed and floating interest rate swaps.

(3) Average maturity reflects the maturity date of the revolving credit facility which would be used to refinance the amount put to the Company.

Maturities
<1 year	$260
2-3 years	2,087
4-5 years	476
>5 years	1,611

$4,434

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of June 30, 2004
UNAUDITED ($ millions)

Properties without comparable results in 2004:

Property	Location
Sheraton Kauai	Koloa, HI
St. Regis Apen	Aspen, CO

Properties sold or closed in 2003:

Property	Location
Lenox Inn	Atlanta, GA
Sheraton Mofarrej	Sao Paulo, Brazil
Hotel Cala di Volpe	Costa Smeralda, Italy
Hotel Pitrizza	Costa Smeralda, Italy
Hotel Romazzino	Costa Smeralda, Italy
Cervo Hotel & Conference Center	Costa Smeralda, Italy
Hotel Principe di Savoia	Milan, Italy
Hilton Novi	Novi, MI
Westin Southfield	Southfield, MI
Residence Inn Tyson’s Corner	Vienna, VA
Sheraton Buckhead	Atlanta, GA
Sheraton College Park	Beltsville, MD
Sheraton Chicago Northwest	Arlington Heights, IL
Sheraton Norfolk	Norfolk, VA
Hilton Sonoma County	Santa Rosa, CA
Westin Stamford	Stamford, CT
Wayfarer Inn	Bedford, NH
Sheraton Ferncroft	Danvers, MA
Sheraton Danbury	Danbury, CT
Sheraton Gainesville	Gainesville, FL
Baltimore Marriott	Baltimore, MD
Arlington Marriott	Arlington, VA
North Charleston Sheraton	Charleston, SC

Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $216 million)	$383
Debt level	$4,434

Revenues and Expenses Associated with Assets Sold in 2003 (1):

	Q1	Q2	Q3	Q4	Full Year
2003 Revenues	$42	$61	$7	$—	$110
Expenses	$38	$45	$6	$—	$89

(1)	Results consist of 20 hotels (excludes the Hotel Principe di Savoia reported in discontinued operations) that were sold in 2003. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2003.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Six Months Ended June 30, 2004
UNAUDITED ($ millions)

	QTD	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	$50	$100
Corporate/IT	12	16

Subtotal	62	116
Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisition)	4	8
Inventory	22	37

Subtotal	26	45
Development Capital(1) (2)	24	156

Total Capital Expenditures	$112	$317

(1)	The QTD balance includes the St. Regis San Francisco additions of $15 million.

(2)	The YTD balance includes the acquisition of the Sheraton Kauai for $40 million and Bliss World LLC of approximately $25 million, investments in Westin Hotels Limited Partnership of $26 million and St. Regis Anguilla of $20 million, and St. Regis San Francisco additions of $25 million.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Summary of Portfolio by Properties & Rooms
As of June 30, 2004
UNAUDITED

	NAD		EAME		LAD		ASIA		Total
Owned	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Sheraton	37	16,483	12	3,468	7	3,573	3	1,028	59	24,552
Westin	22	10,352	11	2,385	3	901	—	—	36	13,638
Four Points	7	1,362	—	—	—	—	1	630	8	1,992
W	12	4,369	—	—	—	—	—	—	12	4,369
Luxury Collection	1	654	5	638	2	320	—	—	8	1,612
St. Regis	4	997	1	161	—	—	—	—	5	1,158
Other	13	3,061	—	—	—	—	—	—	13	3,061

Total Owned	96	37,278	29	6,652	12	4,794	4	1,658	141	50,382
Managed & UJV
Sheraton	41	19,939	75	21,739	9	1,811	48	17,330	173	60,819
Westin	38	21,453	6	1,464	—	—	13	5,120	57	28,037
Four Points	14	2,853	6	903	1	128	2	207	23	4,091
W	4	750	—	—	1	237	1	100	6	1,087
Luxury Collection	7	1,632	6	942	6	143	—	—	19	2,717
St. Regis	2	697	1	95	—	—	2	591	5	1,383
Other	—	—	1	405	—	—	2	315	3	720

Total Managed & UJV	106	47,324	95	25,548	17	2,319	68	23,663	286	98,854
Franchised
Sheraton	111	35,774	30	7,267	3	1,074	16	5,445	160	49,560
Westin	19	7,502	3	1,127	3	598	4	1,018	29	10,245
Four Points	88	15,819	10	1,376	8	1,244	1	126	107	18,565
Luxury Collection	2	351	11	1,287	—	—	—	—	13	1,638

Total Franchised	220	59,446	54	11,057	14	2,916	21	6,589	309	80,008

Systemwide
Sheraton	189	72,196	117	32,474	19	6,458	67	23,803	392	134,931
Westin	79	39,307	20	4,976	6	1,499	17	6,138	122	51,920
Four Points	109	20,034	16	2,279	9	1,372	4	963	138	24,648
W	16	5,119	—	—	1	237	1	100	18	5,456
Luxury Collection	10	2,637	22	2,867	8	463	—	—	40	5,967
St. Regis	6	1,694	2	256	—	—	2	591	10	2,541
Other	13	3,061	1	405	—	—	2	315	16	3,781

Total Systemwide	422	144,048	178	43,257	43	10,029	93	31,910	736	229,244